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                                                                     EXHIBIT 4.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             SABA PETROLEUM COMPANY

   Pursuant to Section 245 of the General Corporation Law of Delaware, Saba Petroleum Company, a Delaware corporation (the "Corporation"), having originally filed a Certificate of Incorporation with the Secretary of State of the State of Delaware on July 8, 1996, under the name "Saba Petroleum of Michigan, Inc.," does hereby amend and restate its Certificate of Incorporation as follows:

                                    ARTICLE I
                               NAME OF CORPORATION

   The name of this Corporation shall hereby be changed from Saba Petroleum of Michigan, Inc., to "Saba Petroleum Company."

                                   ARTICLE II
                                REGISTERED OFFICE

   The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, in the city of Dover, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

                                   ARTICLE III
                                     PURPOSE

   The Purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

   The total number of shares of all classes of stock which the corporation shall have the authority to issue shall be 200,000,000 shares, consisting of 150,000,000 shares common stock, with a par value of one tenth of one cent ($.001) per share and 50,000,000 shares of preferred stock, with a par value of one tenth of one cent ($.001) per share (the "Preferred Stock").

   The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to fix, by resolution or resolutions providing for the issue of any series of Preferred Stock the number of shares included in such series and the voting power, designations, preferences and relative participating optional qualifications, limitations or restrictions thereof, and except as otherwise provided in respect of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decreases shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitles to vote irrespective of Section 242 of the General Corporation Law or any successor provision requiring that such an increase or decrease be voted upon the holders of the Preferred Stock voting as a separate class.



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                                    ARTICLE V
                               BOARD OF DIRECTORS

   1. The management of the business and the conduct if the affairs of the Corporation shall be vested in its Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning - to wit, the total number of directors that the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

   2. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock that is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provision of paragraph (c)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class that is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

   3. To the fullest extent permitted by the Delaware General Corporation law, as the same exists or may hereafter be amended (provided that the effect of any such amendment shall be prospective only) (the "Delaware Law"), a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director. The corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law (but in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. The corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary to effect the indemnification provided herein shall include expenses (including attorneys' fees), judgements, fines and amounts paid in settlement and any such expenses shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. The indemnification provided herein shall not be deemed to limit the right of the corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, not shall it be deemed exclusive of any other rights to which any person seeking indemnification from the corporation may be entitled under any agreement, the corporation's Bylaws, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The corporation may, but only to the extent that the Board of Directors may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article as they apply to the indemnification and advancement of expenses of directors and officers of the corporation. No repeal or modification of this Article V by the stockholders shall adversely affect any right or protection of a director of the corporation existing by virtue of this Article V at the time of such repeal or modification.



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                                   ARTICLE VI
                                 CORPORATE POWER

   The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                    ARTICLE VII
                       CREDITOR COMPROMISE OR ARRANGEMENT

   Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 279 of Title 8 of the Delaware Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in the number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence or such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

   I, Walton C. Vance, being the duly elected and acting Secretary of the Corporation, do hereby certify that this Amended and Restated Certificate of Incorporation was duly adopted on May 30, 1997, in accordance with Section 245 of the General Corporation Law of the State of Delaware, and that the facts stated herein are true.


\s\______________________________
       Walton C. Vance, Secretary